Exhibit 10.56

SECURED Promissory Note

Original Principal Amount: $1,000,000	Issue Date: December 5, 2023
Texas

FOR VALUE RECEIVED, VIVAKOR, INC., a Nevada Corporation (the “Borrower”), promises to pay to the order of Keke Mingo, an individual residing in the State of Texas (collectively, with any and all of its successors and assigns and/or any other holder of this Note, “Lender”), without offset, in immediately available funds in lawful money of the United States of America, without counterclaim or setoff and free and clear of, and without any deduction or withholding for, any taxes or other payments), by wire transfer in accordance with the instructions provided by Lender, the principal sum of One Million Dollars ($1,000,000.00) (the “Principal Amount”) (or the unpaid balance of all principal advanced against this Promissory Note (this “Note”)), collectively with any and all other indebtedness to Lender under this Note (the “Indebtedness”) evidenced, governed, or secured by or arising under this Note. The loan evidenced by this Note is referred to herein as the “Loan.”

1.	Payment Schedule and Maturity Date; Equity Issuance. The Indebtedness, together with all accrued and unpaid interest and all other amounts payable hereunder (collectively, the “Obligations”), shall be due and payable in full on December 31, 2024 (the “Maturity Date”). In consideration of the Loan and the obligations contained herein, the Borrower agrees that it will make to the Lender, upon funding of the Loan, a one-time issuance of 100,000 shares of the Borrower’s restricted common stock, with a standard Rule 144 restrictive legend (the “Shares”).

2.	Representations and Warranties of Borrower. To induce Lender to make the Loan and other financial accommodations hereunder, Borrower represents and warrants to Lender that:

2.1	Corporate Status and Qualification. Borrower: (a) is a duly formed and validly existing corporation in good standing under the laws of the State of Nevada and has the organizational power and authority to own its property and assets and to transact the business in which it is engaged; and (b) is duly qualified and is authorized to do business and in good standing (if applicable) in all jurisdictions where it is required to be so qualified, except where the failure to be so qualified would not have a material adverse effect on (i) the assets, liabilities (actual or contingent), business, operations, financial condition or results of operations of the Borrower, (ii) the ability of the Borrower to perform its obligations under this Note, or (iii) the legality, binding effect, validity or enforceability of this Note (a “Borrower Material Adverse Effect”). Borrower holds all necessary licenses and permits for the operation of its businesses, except such licenses or permits which the Borrower’s failure to hold would not have a Borrower Material Adverse Effect.

2.2	Corporate Authority and Enforceability. Borrower has all requisite power and authority to own its property and to carry on its business as now conducted and has the organizational power to execute, deliver, and carry out the terms and provisions of this Note and has taken all necessary organizational action to authorize the execution, delivery and performance of this Note. Borrower has duly executed and delivered this Note, and it constitutes the legal, valid, and binding obligation of it enforceable in accordance with its terms.

2.3	No Violation. Neither the execution, delivery or performance by Borrower of this Note nor compliance with the terms and provisions hereof nor the consummation of the transactions contemplated hereby will (a) result in any breach of any of the terms, material covenants, conditions or provisions of, or constitute a material default under, or result in the creation or imposition of (or the obligation to create or impose) any lien upon any of the material property or assets of Borrower (other than liens created by or otherwise permitted under this Note) pursuant to, the terms of any material indenture, loan agreement, lease agreement, mortgage, deed of trust, agreement or other material instrument to which it is party or by which it or any of its property or assets is bound or (c) violate any provision of its certificate of formation, operating agreement, or similar agreement or instrument governing the formation or operation of the Borrower.

3	Interest. The Indebtedness from day-to-day outstanding that is not past due shall bear interest at a rate per annum equal to ten (10%) percent, compounded semi-annually, and computed on the basis of a 365-day year beginning on the date such amount is advanced by the Lender to the Borrower. Lender shall determine each interest calculation applicable to the Indebtedness in accordance with this Note and its determination thereof shall be conclusive in the absence of manifest error. The books and records of Lender shall be conclusive evidence, in the absence of manifest error, of all sums owing to Lender from time to time under this Note, but the failure to record any such information shall not limit or affect the obligations of Borrower under this Note.

4	Representations and Warranties of Lender. Lender represents and warrants to the Borrower as follows:

4.1	Binding Obligation. Lender has full legal capacity, power and authority to execute and deliver this Note and to perform its obligations hereunder. This Note constitutes valid and binding obligations of the Lender, enforceable in accordance with their terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

4.2	Securities Law Compliance. Lender has been advised that the Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and, therefore, cannot be resold unless they are registered under the Securities Act and applicable state securities laws or unless an exemption from such registration requirements is available. Lender is aware that the Borrower is under no obligation to effect any such registration with respect to the Shares or to file for or comply with any exemption from registration. Lender is acquiring the Shares for his own account for investment, not as a nominee or agent, and not with a view to, or for resale in connection with, the distribution thereof, and Lender has no present intention of selling, granting any participation in, or otherwise distributing the same. Lender has such knowledge and experience in financial and business matters that Lender is capable of evaluating the merits and risks of such investment, is able to incur a complete loss of such investment without impairing Lender’s financial condition and is able to bear the economic risk of such investment for an indefinite period of time. Lender is an accredited investor as such term is defined in Rule 501 of Regulation D under the Securities Act and shall submit to the Borrower such further assurances of such status as may be reasonably requested by the Borrower. The residency of the Lender is the State of Texas.

4.3	Access to Information. Lender acknowledges that the Borrower has given Lender access to the corporate records and accounts of the Borrower and to all information in its possession relating to the Borrower, has made its officers and representatives available for interview by Lender, and has furnished Lender with all documents and other information required for Lender to make an informed decision with respect to the acquisition of the Shares.

5	Events of Default. The occurrence of any one or more of the following shall constitute an “Event of Default” under this Note:

5.1	Borrower fails to pay: (i) when and as required to be paid under this Note, including, without limitation, the Indebtedness or interest accrued thereon or (ii) within 10 calendar days after the same becomes due, any other amount payable hereunder.

5.2	Borrower fails to perform or observe any material term, covenant or agreement contained in this Note other than the payment of money which is the subject of Section 5.1 above and such failure continues for 14 calendar days.

5.3	Borrower becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of Borrower and is not released, vacated, or fully bonded within 60 calendar days after its issue or levy.

6	Remedies. Upon the occurrence of an Event of Default, interest shall accrue at the highest rate permitted under law and the Lender may at any time thereafter exercise any one or more of the following rights, powers, and remedies:

6.1	Lender may accelerate the Maturity Date and declare the Indebtedness and accrued but unpaid interest thereon, and all other amounts payable hereunder, at once due and payable, and upon such declaration the same shall at once be due and payable.

6.2	Lender may exercise any of its other rights, powers, and remedies hereunder or at law or in equity.

All of the rights and remedies of Lender under this Note are cumulative of each other and of any and all other rights at law or in equity, and the exercise by Lender of any one or more of such rights and remedies shall not preclude the simultaneous or later exercise by Lender of any or all such other rights and remedies.

7	Costs and Expenses of Enforcement. Borrower agrees to pay to Lender on demand all costs and expenses incurred by Lender in seeking to collect this Note or to enforce any of Lender’s rights and remedies under this Note, including court costs and reasonable attorneys’ fees and expenses, whether or not suit is filed hereon, or whether in connection with bankruptcy, insolvency, or appeal.

8	Successors and Assigns. The terms of this Note shall bind and inure to the benefit of the representatives, successors, and assigns of the parties. The foregoing sentence shall not be construed to permit Borrower to, and Borrower shall not, assign the Loan, or its rights and obligations under this Note, except as otherwise expressly permitted hereunder.

9	Notices. All notices, requests, demands and other communications in connection with this Note shall be in writing and shall be deemed given if (a) delivered personally, on the date of such delivery, (b) upon non-automated confirmation of receipt when transmitted via electronic mail, or (c) on receipt (or refusal to accept delivery) after dispatch by registered or certified mail (return receipt requested), postage prepaid, or by a nationally recognized overnight courier (with confirmation of delivery), addressed, in each case, as follows:

If to Borrower:	Vivakor, Inc. Attention: James Ballengee Email: jballengee@vivakor.com

If to Lender:	Keke Mingo Attention: Email:

10	No Usury. It is expressly stipulated and agreed to be the intent of Borrower and Lender at all times to comply with applicable state law or applicable United States federal law (to the extent that it permits Lender to contract for, charge, take, reserve, or receive a greater amount of interest than under state law) and that this Section shall control every other covenant and agreement in this Note. If applicable state or federal law should at any time be judicially interpreted so as to render usurious any amount called for under this Note, or contracted for, charged, taken, reserved, or received with respect to the Loan, or if Lender’s exercise of the option to accelerate the Maturity Date, or if any prepayment by Borrower results in Borrower having paid any interest in excess of that permitted by applicable law, then it is Lender’s express intent that all excess amounts theretofore collected by Lender shall be credited on the principal balance of this Note and all other indebtedness secured hereunder, and the provisions of this Note shall immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new documents, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder or thereunder.

11	Choice of Law. This Note and its validity, enforcement, and interpretation shall be governed by the laws of the State of Texas (without regard to any principles of conflicts of laws) and applicable United States federal law.

12	Waiver of Jury Trial. BORROWER AND LENDER HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS NOTE CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY, INCLUDING, WITHOUT LIMITATION, ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS, OR ACTIONS OF LENDER RELATING TO THE ADMINISTRATION OF THE LOAN EVIDENCED BY THIS NOTE OR ENFORCEMENT OF DOCUMENTS EVIDENCING AND/OR SECURING THE LOAN, AND AGREE THAT NEITHER PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. EXCEPT AS PROHIBITED BY LAW, EACH OF LENDER AND BORROWER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE, OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. EACH OF BORROWER AND LENDER CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF BORROWER OR LENDER HAS REPRESENTED TO THE OTHER, EXPRESSLY OR OTHERWISE, THAT BORROWER OR LENDER WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR LENDER TO ACCEPT THIS NOTE AND MAKE THE LOAN.

13	Venue; Jurisdiction. BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS NOTE MAY BE BROUGHT IN THE COURTS OF THE COUNTY OF DALLAS IN THE STATE OF TEXAS OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT. BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT FORUM.

14	Personal Guaranty. The payment of principal and interest due under this Note to the Lender is unconditionally guaranteed by James Ballengee. In the event this Note is not repaid in full by the Borrower in accordance with the terms of this Note, James Ballengee will be personally responsible to repay the principal and interest due hereunder.

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IN WITNESS WHEREOF, Borrower has duly executed this Note as of the date first above written.

BORROWER:

VIVAKOR, INC.

By:
Name:
Title:

Agreed and accepted by:

LENDER:

KEKE MINGO, individually

GUARANTOR:

James Ballengee, individually